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                                POGO PRODUCING COMPANY

                                         AND

                               WILMINGTON TRUST COMPANY

                                      AS TRUSTEE


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                            JUNIOR SUBORDINATED INDENTURE


                               DATED AS OF JUNE 1, 1999


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                            JUNIOR SUBORDINATED DEBENTURES




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                               TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

                                                                                  PAGE
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SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2


                                   ARTICLE 2
                    ISSUE, DESCRIPTION, TERMS, EXECUTION
                   REGISTRATION AND EXCHANGE OF DEBENTURES

SECTION 2.01. Designation, Terms, Amount, Authentication and Delivery of
              Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 2.02. Form of Debenture and Trustee's Certificate. . . . . . . . . . . . . 11
SECTION 2.03. Date and Denominations of Debentures and Provisions for Payment
              of Principal, Premium and Interest . . . . . . . . . . . . . . . . . 11
SECTION 2.04. Execution of Debentures. . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.05. Exchange of Debentures . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 2.06. Temporary Debentures . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. . . . . . . . . . . 15
SECTION 2.08. Cancellation of Surrendered Debentures . . . . . . . . . . . . . . . 16
SECTION 2.09. Provisions of Indenture and Debentures for Sole Benefit of
              Parties and Debentureholders . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.10. Appointment of Authenticating Agent. . . . . . . . . . . . . . . . . 17
SECTION 2.11. Global Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.12. CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                    ARTICLE 3
             REDEMPTION OF DEBENTURES AND SINKING FUND PROVISIONS

SECTION 3.01.  Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 3.02.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 3.03.  Payment Upon Redemption . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 3.04.  Sinking Funds for Debentures. . . . . . . . . . . . . . . . . . . . 21
SECTION 3.05.  Satisfaction of Sinking Fund Payments With Debentures . . . . . . . 22
SECTION 3.06.  Redemption of Debentures for Sinking Fund . . . . . . . . . . . . . 22

                                    ARTICLE 4
                      PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01.  Payment of Principal of (and Premium, if any) and Interest on
               Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 4.02.  Maintenance of Office or Agent for Payment of Debentures,
               Designation of Office or Agency for Payment, Registration,
               Transfer and Exchange of Debentures . . . . . . . . . . . . . . . . 22

                                       i

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SECTION 4.03.  Duties of Paying Agent; Company as Payment Agent; and Holding
               Sums In Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 4.04.  Appointment to Fill Vacancy in Office of Trustee. . . . . . . . . . 24

                                   ARTICLE 5
        DEBENTUREHOLDERS LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01.  Company to Furnish Trustee Information as to Names and
               Addresses of Debentureholders . . . . . . . . . . . . . . . . . . . 24
SECTION 5.02.  Trustee to Preserve Information as to Names and
               Addresses of Debentureholders . . . . . . . . . . . . . . . . . . . 24
SECTION 5.03.  Annual and Other Reports to Be Filed by Company With the Trustee. . 26
SECTION 5.04.  Trustee to Transmit Annual Report to Debentureholders . . . . . . . 27

                                   ARTICLE 6
        REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT

SECTION 6.01.  Events of Default Defined . . . . . . . . . . . . . . . . . . . . . 27
SECTION 6.02.  Covenant of Company to Pay to Trustee Whole Amount Due on
               Debentures on Default in Payment of Interest or Principal (and
               Premiums, if any) . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 6.03.  Application of Moneys Collected by Trustee. . . . . . . . . . . . . 31
SECTION 6.04.  Limitation on Suits by Holders of Debentures. . . . . . . . . . . . 32
SECTION 6.05.  Remedies Cumulative; Delay or Omission in Exercise of Rights
               Not Waiver of Default . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 6.06.  Rights of Holders of Majority in Principal Amount of
               Debentures to Direct Trustee and to Waive Defaults. . . . . . . . . 33
SECTION 6.07.  Trustee to Give Notice of Defaults Known To It, But May
               Withhold in Certain Circumstances . . . . . . . . . . . . . . . . . 34
SECTION 6.08.  Requirements of an Undertaking to Pay Costs in Certain Suits
               Under Indenture or Against Trustee. . . . . . . . . . . . . . . . . 34

                                      ARTICLE 7
                                CONCERNING THE TRUSTEE

SECTION 7.01.  Upon Event of Default Occurring and Continuing, Trustee Shall
               Exercise Powers Vested In It, and Use Same Degree of Care and
               Skill In Their Exercise, as Prudent Individual Would Use. . . . . . 35
SECTION 7.02.  Certain Rights of the Trustee . . . . . . . . . . . . . . . . . . . 36
SECTION 7.03.  Trustee Not Liable for Recitals In Indenture or In Debentures . . . 38
SECTION 7.04.  Trustee, Paying Agent or Debenture Registrar May Own
               Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 7.05.  Moneys Received by Trustee to Be Held In Trust Without
               Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 7.06.  Trustee Entitled to Compensation, Reimbursement and Indemnity . . . 39

                                       ii

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SECTION 7.07.  Right of Trustee to Rely on Certificate of Officers of Company
               Where No Other Evidence Specifically Prescribed . . . . . . . . . . 39
SECTION 7.08.  Disqualification; Conflicting Interests . . . . . . . . . . . . . . 39
SECTION 7.09.  Requirements for Eligibility of Trustee . . . . . . . . . . . . . . 40
SECTION 7.10.  Resignation of Trustee and Appointment of Successor . . . . . . . . 40
SECTION 7.11.  Acceptance by Successor to Trustee. . . . . . . . . . . . . . . . . 41
SECTION 7.12.  Successor to Trustee by Merger, Consolidation or Succession to
               Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 7.13.  Preferential Collection of Claims Against the Company . . . . . . . 43

                                    ARTICLE 8
                            CONCERNING THE DEBENTURES

SECTION 8.01.  Evidence of Action by Debentureholders. . . . . . . . . . . . . . . 43
SECTION 8.02.  Proof of Execution of Instruments and of Holding of
               Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 8.03.  Who May Be Deemed Owners of Debentures. . . . . . . . . . . . . . . 44
SECTION 8.04.  Debentures Owned by the Company or Controlled or Controlling
               Companies Disregarded for Certain Purposes. . . . . . . . . . . . . 45
SECTION 8.05.  Instruments Executed by Debentureholders Bind Future Holders. . . . 45

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

SECTION 9.01.  Purposes for Which Supplemental Indenture May Be Entered Into
               Without Consent of Debentureholders . . . . . . . . . . . . . . . . 45
SECTION 9.02.  Modification of Indenture with Consent of Debentureholders. . . . . 47
SECTION 9.03.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . 48
SECTION 9.04.  Debentures May Bear Notation of Changes By Supplemental
               Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
SECTION 9.05.  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . 49

                                    ARTICLE 10
                      CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.01.  Company May Consolidate, etc. on Certain Terms . . . . . . . . . . 49
SECTION 10.02.  Successor Corporation Substituted. . . . . . . . . . . . . . . . . 49
SECTION 10.03.  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . 49

                                   ARTICLE 11
           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 11.01.  Satisfaction and Discharge of Indenture. . . . . . . . . . . . . . 50
SECTION 11.02.  Application by Trustee of Funds Deposited For Payment of
                Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 11.03.  Repayment of Moneys Held by the Paying Agent . . . . . . . . . . . 52

                                       iii

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SECTION 11.04.  Repayment of Moneys Held by the Trustee. . . . . . . . . . . . . . 52
SECTION 11.05.  Indemnification Relating to Governmental Obligations . . . . . . . 53

                                   ARTICLE 12
        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.01.  Incorporators, Stockholders, Officers and Directors of
                Company Exempt From Individual Liability . . . . . . . . . . . . . 53

                                    ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.01.  Successors and Assigns of Company Bound by Indenture . . . . . . . 54
SECTION 13.02.  Acts of Board, Committee or Officer of Successor Company
                Valid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 13.03.  Surrender of Powers of the Company . . . . . . . . . . . . . . . . 54
SECTION 13.04.  Required Notices or Demands May be Served by Mail. . . . . . . . . 54
SECTION 13.05.  Indenture and Debentures to Be Construed in Accordance with
                Laws of the State of New York. . . . . . . . . . . . . . . . . . . 54
SECTION 13.06.  Officers' Certificate and Opinion of Counsel to be Furnished
                Upon Application or Demands by Company; Statements To Be
                Included In Each Certificate or Opinion With Respect to
                Compliance With Condition or Covenant. . . . . . . . . . . . . . . 54
SECTION 13.07.  Payments Due on Sundays or Holidays. . . . . . . . . . . . . . . . 55
SECTION 13.08.  Provisions Required by Trust Indenture Act of 1939 to Control. . . 55
SECTION 13.09.  Indenture May Be Executed by its Counterparts. . . . . . . . . . . 55
SECTION 13.10.  Separability of Indenture Provisions . . . . . . . . . . . . . . . 55
SECTION 13.11.  Assignment by Company to a Subsidiary or Affiliate . . . . . . . . 55
SECTION 13.12.  Holders of Preferred Securities as Third Party Beneficiaries
                of the Indenture; Holders of Preferred Securities May
                Institute Legal Proceedings Against the Company in Certain
                Cases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

                                    ARTICLE 14
                          SUBORDINATION OF DEBENTURES

SECTION 14.01.  Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . 56
SECTION 14.02.  Default on Senior Debt . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 14.03.  Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . 57
SECTION 14.04.  Subrogation of Debentures. . . . . . . . . . . . . . . . . . . . . 58
SECTION 14.05.  Authorization by Debentureholders. . . . . . . . . . . . . . . . . 59
SECTION 14.06.  Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 14.07.  Trustee's Relation to Senior Debt. . . . . . . . . . . . . . . . . 60
SECTION 14.08.  No Impairment to Subordination . . . . . . . . . . . . . . . . . . 61

                                       iv

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SECTION 14.09.  Article Applicable to Paying Agents. . . . . . . . . . . . . . . . 61
SECTION 14.10.  Trust Moneys Not Subordinated. . . . . . . . . . . . . . . . . . . 61

  THIS SUBORDINATED INDENTURE is dated as of the first day of June, 1999, between Pogo Producing Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (hereinafter sometimes referred to as the "Trustee"):

  WHEREAS, for its lawful corporate purposes, the Company has fully authorized the execution and delivery of this Indenture to provide for the issuance of unsecured junior subordinated debentures (hereinafter referred to as the "Debentures"), in an unlimited aggregate principal amount to be issued from time to time in one or more series in accordance with the terms of this Indenture, as registered Debentures without coupons, to be authenticated by the certificate of the Trustee;

  WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

  WHEREAS, the Debentures and the certificate of authentication to be borne by the Debentures (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below) or set forth in any indenture supplemental to this Indenture;

  AND WHEREAS, all acts and things necessary to make the Debentures issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee in accordance with the terms of this Indenture, the valid, binding and legal obligations of the Company, and to constitute a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of such Debentures, and the execution of this Indenture has been and the issuance hereunder of the Debentures has been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures;

  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

  That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and delivered, and in consideration of the premises and of the acquisition and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Debentures, without any discrimination, preference or priority of any one Debenture over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any resolution of the Board of Directors of the Company and of any indenture supplemental hereof shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this instrument.

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

    "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Debentures, as the case may be, appointed with respect to all or any series of the Debentures, as the case may be, by the Trustee pursuant to Section 2.10.

    "Board of Directors" means the Board of Directors of the Company, or any committee of such Board duly authorized to act hereunder.

    "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

    "Business Day", with respect to any series of Debentures, means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the Borough of Manhattan, The City and State of New York, Wilmington, Delaware or Houston, Texas are authorized or obligated by law or executive order to close.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

    "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of
Section 13.06.

    "Common Securities" means the common undivided beneficial interests in the assets of the applicable Trust.

    "Company" means Pogo Producing Company, a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article 10, shall also include its successors and assigns.

    "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 1100 North Market Street, Wilmington, Delaware 19810, Attention:
Corporate Trust Administration.

    "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

    "Debenture Register" has the meaning assigned in Section 2.05(b).

    "Debenture Registrar" has the meaning assigned in Section 2.05(b).

    "Debentureholder", "holder of Debentures", "registered holder", or other similar term, means the person or persons in whose name or names a particular Debenture shall be registered in the Debenture Register.

    "Debt" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations thereto) issued on the account of such person, (iv) all obligations of such person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; PROVIDED that, for purposes of determining the amount of any Debt of the type described in this clause (vi), if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, all obligations of such Person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements.

    "Declaration of Trust" means the Amended and Restated Declaration of Trust of a Trust, if any, specified in the applicable Board Resolution or supplemental indenture establishing a particular series of Debentures pursuant to Section 2.01 hereof.

    "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default hereunder.

    "Depositary" means with respect to Debentures of any series, for which the Company shall determine that such Debentures will be issued as one or more Global Debentures, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

    "Event of Default", with respect to Debentures of a particular series means any event specified in Section 6.01(a), continued for the period of time, if any, and the giving of the notice, if any, therein designated.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Global Debenture" means, with respect to any series of Debentures, a Debenture in the form prescribed by Section 2.11 executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

    "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) non-callable obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depository receipt.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Indenture" means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

    "Interest Payment Date" when used with respect to any installment of interest on a Debenture of a particular series means the date specified in such Debenture or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Debentures of that series is due and payable.

    "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

    "Officers' Certificate" means a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

    "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be counsel for the Company, a Trust or the Trustee, which may be an employee of the Company but not an employee of a Trust or the Trustee, and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

    "Outstanding", when used with reference to Debentures of any series, subject to the provisions of Section 8.01, means, as of any particular time, all Debentures of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore cancelled by the Trustee or any paying agent, or delivered to the

Trustee or any paying agent for cancellation or which have previously been cancelled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust for the holders of such Debentures by the Company (if the Company shall act as its own paying agent); PROVIDED, HOWEVER, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article 3 provided, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Debentures paid pursuant to Section 2.07; and (d) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07; PROVIDED, HOWEVER, that in determining whether the holders of the requisite principal amount of Outstanding Debentures are present at a meeting of holders of Debentures for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Debentures held for the account of the Company, any of its Subsidiaries or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Debentures which the Trustee actually knows to be so owned shall be so disregarded.

    "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Place of Payment", when used with respect to the Debentures of any series, means the place or places where the principal of and any premium and interest on the Debentures of that series are payable as specified by Section 2.01.

    "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

    "Preferred Securities" means the preferred undivided beneficial interests in the assets of the applicable Trust.

    "Property Trustee" means the entity performing the function of the Property Trustee under the applicable Declaration of Trust of a Trust.

    "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Security Exchange" when used with respect to the Debentures of any series which are held as trust assets of a Trust pursuant to the Declaration of Trust of such Trust, means the distribution of the Debentures of such series by such Trust in exchange for the Preferred Securities and Common Securities of such Trust in dissolution of such Trust pursuant to the Declaration of Trust of such Trust.

    "Senior Debt" means the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of this Indenture; PROVIDED that such Senior Debt shall not include (i) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, and (ii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as being subordinated to or PARI PASSU with the Debentures, and in particular the Debentures shall rank PARI PASSU with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of securities by such financing entity, which securities are substantially similar to the Preferred Securities.

    "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company, association or other business entity a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof. For purposes of the foregoing definition, an arrangement by which a Person who owns an interest in an oil and gas property is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, in and of itself, be considered a Subsidiary.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Trust" means any statutory business trust created under the laws of the State of Delaware by the Company, as sponsor, as specified in the applicable Board Resolution or supplemental indenture establishing a particular series of Debentures pursuant to Section 2.01 hereof.

    "Trustee" means Wilmington Trust Company, a Delaware banking corporation, and, subject to the provisions of Article 7, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity hereunder, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Debentures shall mean the trustee with respect to that series.

    "Trust Indenture Act", subject to the provisions of Section 9.01 and 9.02, means the Trust Indenture Act of 1939, as amended and in effect at the date of execution of this Indenture.

    "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


                                    ARTICLE 2

ISSUE, DESCRIPTION, TERMS, EXECUTION REGISTRATION AND EXCHANGE OF DEBENTURES

    SECTION 2.01. DESIGNATION, TERMS, AMOUNT, AUTHENTICATION AND DELIVERY OF DEBENTURES. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

    The Debentures may be issued in one or more series up to the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of a particular series. Prior to the initial issuance of Debentures of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

       (1) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

       (2) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures of that series);

       (3) the date or dates on which the principal of the Debentures of the series is payable and the right to shorten, extend or defer such date or dates;

       (4) the rate or rates at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

       (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

       (6) the right, if any, to extend or defer the interest payment periods and the duration of such extension;

       (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

       (8) the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

       (9) any exchangeability, conversion or prepayment provisions of the Debentures;

       (10) the form of the Debentures of the series including the form of the Certificate of Authentication for such series;

       (11) if other than denominations of $25 or any integral multiple thereof, the denominations in which the Debentures of the series shall be issuable;

       (12) whether the Debentures are issuable as one or more Global Debentures and, in such case, the identity of the Depositary for such series, the form of any legend or legends which shall be borne by any such Global Debentures in addition to or in lieu of that set forth in
       Section 2.11 and any circumstances in addition to or in lieu of those set forth in Section 2.11 in which any such Global Debentures may be exchanged in whole or in part for Debentures registered, and any transfer of such Global Debentures in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Debentures or a nominee thereof;

       (13) if the Debentures of such series are to be deposited as trust assets in a Trust the name of the applicable Trust (which shall distinguish such statutory business trust from all other Trusts) into which the Debentures of such series are to be deposited as trust assets and the date of its Declaration of Trust;

       (14) the place or places where the principal of (and premium, if any) and interest on the Debentures of such series shall be payable, the place or places where the Debentures of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Debentures of such series may be made;

       (15) if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures of the series shall be payable, or in which the Debentures of the series shall be denominated;

       (16) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Debentures of such series;

       (17) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the maturity thereof;

       (18) the additions or changes, if any, to this Indenture with respect to the Debentures of such series as shall be necessary to permit or facilitate the issuance of the Debentures of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

       (19) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures of such series or the manner in which such amounts will be determined;

       (20) the appointment of any paying agent or agents for the Debentures of such series;

       (21) the relative degree, if any, to which the Debentures of such series shall be senior to or be subordinated to other series of Debentures in right of payment, whether such other series of Debentures are Outstanding or not; and

       (22) any and all other terms with respect to the Debentures of such series (and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the terms of this Indenture).

    All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indenture supplemental hereto.

    If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

    SECTION 2.02.  FORM OF DEBENTURE AND TRUSTEE'S CERTIFICATE.   The
Debentures of any series and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officers' Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements typewritten, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which Debentures of that series may be listed or traded, or to conform to usage.

    SECTION 2.03. DATE AND DENOMINATIONS OF DEBENTURES AND PROVISIONS FOR PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Debentures shall be issuable as registered Debentures and in the denominations of $25 or any integral multiple thereof, subject to Section 2.01(11). The Debentures of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Debentures of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall, subject to Section 2.01(8) and
(15), be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at Place of Payment. Each Debenture shall be dated the date of its authentication. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months, subject to Section 2.01(5).

    The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.03.

    Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

            (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Debentures (or their Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Debentures may be listed or traded, and upon such notice as may be required by such exchange or quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

    Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Debentures pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment

Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

    Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

    SECTION 2.04. EXECUTION OF DEBENTURES. The Debentures shall, subject to the provisions of Section 2.06, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by the Chairman or Vice Chairman of its Board of Directors or its Chief Executive Officer, President or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. The signature of the Chairman, Vice Chairman, Chief Executive Officer, President or a Vice President and/or the signature of the Secretary or an Assistant Secretary in attestation of the corporate seal, upon the Debentures, may be in the form of a manual or facsimile signature and may be imprinted or otherwise reproduced on the Debentures and for that purpose the Company may use the manual or facsimile signature of any person who shall have been a Chairman, Vice Chairman, Chief Executive Officer, President or Vice President, or of any person who shall have been a Secretary or Assistant Secretary, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such person shall have ceased to be the Chairman, Vice Chairman, President or a Vice President, or the Secretary or an Assistant Secretary, of the Company, as the case may be. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.

    Only such Debentures as shall bear thereon a Certificate of Authentication substantially in the form established for such Debentures, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and made available for delivery hereunder and that the holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 2.08, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures, signed by its President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and make available for delivery such Debentures. Each Debenture shall be dated the date of its authentication by the Trustee.

    In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

    The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

    SECTION 2.05. EXCHANGE OF DEBENTURES. (a) Debentures of any series may be exchanged upon presentation thereof at a Place of Payment, for other Debentures of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in exchange therefor the Debenture or Debentures of the same series which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

    (b) The Company shall keep, or cause to be kept, at the Corporate Trust Office of the Trustee (the register maintained in such office and in any other office or agency of the Company in a Place of Payment is herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall be appointed by the Company (the "Debenture Registrar"). The initial Debenture Registrar shall be the Trustee.

    Upon surrender for transfer of any Debenture at the office or agency of the Company in a Place of Payment, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferee or transferees, one or more new Debentures of the same series as the Debenture presented, of any authorized denominations and of like tenor and aggregate principal amount.

  All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

  (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer.

  (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Debentures of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Debentures of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Debenture, subject to Section 2.11 hereof.


  SECTION 2.06. TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures of any series, the Company may execute, and the Trustee shall authenticate and make available for delivery, temporary Debentures (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures of such series. Without unnecessary delay the Company will execute and will furnish definitive Debentures of such series and thereupon any or all temporary Debentures of such series may be surrendered in exchange therefor (without charge to the holders), at a Place of Payment, and upon receipt of a written order of the Company signed by its President or any Vice President and its Treasurer or any Assistant Treasurer, the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures of such series shall be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered hereunder.


  SECTION 2.07. MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its written request the Trustee (subject as aforesaid) shall authenticate and make available for delivery, a new

Debenture of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and make available for delivery the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

  Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of the same series duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.


  SECTION 2.08. CANCELLATION OF SURRENDERED DEBENTURES. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company, the Trustee shall deliver to the Company cancelled Debentures held by the Trustee. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

  SECTION 2.09. PROVISIONS OF INDENTURE AND DEBENTURES FOR SOLE BENEFIT OF PARTIES AND DEBENTUREHOLDERS. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures.


  SECTION 2.10. APPOINTMENT OF AUTHENTICATING AGENT. So long as any of the Debentures of any series remain outstanding there may be an Authenticating Agent for any or all such series of Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.


  SECTION 2.11. GLOBAL DEBENTURES. (a) If the Company shall establish pursuant to Section 2.01 that the Debentures of a particular series are to be issued as one or more Global Debentures, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, one or more Global Debentures which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear, subject to Section

2.01(12), a legend substantially to the following effect: "Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

  (b) Notwithstanding the provisions of Section 2.05, the Global Debenture of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

  (c) If at any time the Depositary for a series of Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Debentures of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and make available for delivery Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by one or more Global Debentures and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debentures pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the persons in whose name such Debentures are so registered.

  (d) Debentures distributed to holders of Global Certificates (as defined in the applicable Declaration of Trust) upon the dissolution of the applicable Trust shall be distributed in the form of one or more Global Debentures registered in the name of the Depositary or its nominee, and deposited with the Debenture Registrar, as custodian for the Depositary, or with such Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Debentures represented thereby (or such other accounts as they may direct). Prior to the distribution of Debentures to holders of Global Certificates upon the dissolution of the applicable Trust, the Company shall designate the Depositary in writing to the Trustee. Debentures distributed to holders of Certificates (as defined in the applicable Declaration of Trust), other than Global Certificates, upon the dissolution of the applicable Trust shall not be issued in the form of a Global Debenture or any other form intended to facilitate book-entry trading in beneficial interests in such Debentures.

  (e) The Depositary or its nominee, as the registered owner of a Global Debenture, shall be the holder of such Global Debenture for all purposes under this Indenture and the Debentures, and owners of beneficial interests in a Global Debenture shall hold such interests pursuant to the applicable procedures of the Depositary. Accordingly, any such owner's beneficial interest in a Global Debenture shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its participants. None of the Company, the Trustee or the Debenture Registrar shall have any liability in respect of any transfer effected by the Depositary.

  (f) The rights of owners of beneficial interests in a Global Debenture shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.


  SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Debentures may use "CUSIP" numbers, and the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Debentureholders and no representation shall be made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or exchange.

                                 ARTICLE 3

          REDEMPTION OF DEBENTURES AND SINKING FUND PROVISIONS


  SECTION 3.01. REDEMPTION. The Company may redeem the Debentures of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.


  SECTION 3.02. NOTICE OF REDEMPTION. (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures of any series in accordance with the right reserved so to do, it shall give notice of such redemption to the Trustee at least 45 days in advance of the date fixed for redemption. The Trustee shall then notify holders of the Debentures of such series who are to be redeemed by mailing, first class postage prepaid, by a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Debenture Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures of such series or any other series. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

  Each such notice of redemption shall identify the Debentures to be redeemed (including CUSIP number) and shall specify:(i) the date fixed for redemption,(ii) the redemption price at which Debentures of that series are to be redeemed,(iii) the place or places where Debentures are to be surrendered for payment of the redemption price,(iv) that payment of the redemption price will be made upon presentation and surrender of such Debentures at such place or places,(v) that interest accrued to the date fixed for redemption will be paid as specified in said notice,(vi) that from and after said date interest will cease to accrue and (vii) that the redemption is for a sinking fund, if such is the case. If less than all the Debentures of a series are to be redeemed, the notice to the holders of Debentures of that series to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures of such series in principal amount equal to the unredeemed portion thereof will be issued.

  (b) In the event of a partial redemption of a series of Debentures, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures of the series to be redeemed and the other information set forth in the immediately preceding paragraph, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple thereof) of the principal amount of such Debentures of a denomination larger than $25, the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

  The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

  SECTION 3.03. PAYMENT UPON REDEMPTION. (a) If the giving of notice of redemption shall have been completed as above provided and funds deposited as required, the Debentures or portions of Debentures of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to, but excluding, the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

  (b) Upon presentation of any Debenture of such series which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Debenture so presented.


  SECTION 3.04. SINKING FUNDS FOR DEBENTURES. The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Debentures of a series, except as otherwise specified as contemplated by
Section 2.01 for Debentures of such series.

  The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debentures of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debentures for any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series.

  SECTION 3.05. SATISFACTION OF SINKING FUND PAYMENTS WITH DEBENTURES. The Company (i) may deliver outstanding Debentures of a series (other than any previously called for redemption) and (ii) may apply as a credit Debentures of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debentures of such series required to be made pursuant to the terms of such Debentures as provided for by the terms of such series; provided that such Debentures have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debentures for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.


  SECTION 3.06. REDEMPTION OF DEBENTURES FOR SINKING FUND. Not less than 45 days prior to each sinking fund payment date for any series of Debentures, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms for that series, the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officers' Certificate, deliver to the Trustee any Debentures to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 3.02. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Section 3.03.

                                ARTICLE 4

                   PARTICULAR COVENANTS OF THE COMPANY

  The Company covenants and agrees for each series of the Debentures as follows:


  SECTION 4.01.  PAYMENT OF PRINCIPAL OF (AND PREMIUM, IF ANY) AND INTEREST
ON DEBENTURES.   The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debentures of that series at the time and place and in the manner provided herein and established with respect to such Debentures.


  SECTION 4.02. MAINTENANCE OF OFFICE OR AGENT FOR PAYMENT OF DEBENTURES, DESIGNATION OF OFFICE OR AGENCY FOR PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE OF DEBENTURES. So long as any series of the Debentures remain outstanding, the Company agrees to maintain an office or agency in each Place of Payment, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Debentures of that series may be presented for payment, (ii) Debentures of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

  SECTION 4.03.  DUTIES OF PAYING AGENT; COMPANY AS PAYMENT AGENT; AND
HOLDING SUMS IN TRUST. (a) If the Company shall appoint one or more paying agents for all or any series of the Debentures, other than the Trustee, the Company will cause each such paying agency to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

            (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Debentures of that series (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the persons entitled thereto:

            (2) that it will give the Trustee written notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures of that series when the same shall be due and payable;

            (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

            (4) that it will perform all other duties of paying agent as set forth in this Indenture.

  (b) If the Company shall act as its own paying agent with respect to any series of the Debentures, it will on or before each due date of the principal of (and premium, if any) or interest on Debentures of that series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Debentures of that series until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify in writing the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents for any series of

Debentures, it will, prior to 11:00 a.m., New York City time on each due date of the principal of (and premium, if any) or interest on any Debentures of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

  (c) Anything in this Section to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.


  SECTION 4.04.  APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.  The
Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                                   ARTICLE 5

       DEBENTUREHOLDERS LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE


  SECTION 5.01. COMPANY TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF DEBENTUREHOLDERS. The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Debentures as of such regular record date, provided, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Debenture Registrar.


  SECTION 5.02. TRUSTEE TO PRESERVE INFORMATION AS TO NAMES AND ADDRESSES OF DEBENTUREHOLDERS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar (if acting in such capacity).

  (b)  The Trustee may destroy any list furnished to it as provided in
Section 5.01 upon receipt of a new list so furnished.

  (c) In case three or more holders of Debentures of a series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures of such series or holders of all Debentures with respect to their rights under this Indenture or under such Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five Business Days after the receipt of such application, at its election, either:

       (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02; or

       (2) inform such applicants as to the approximate number of holders of Debentures of such series or of all Debentures, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection
       (a) of this Section 5.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

  (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of such series or of all Debentures, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures of such series or of all Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

  (e) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (c) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(c).


  SECTION 5.03. ANNUAL AND OTHER REPORTS TO BE FILED BY COMPANY WITH THE TRUSTEE. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

  (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

  (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night delivery service which provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

  (d) The Company covenants and agrees to furnish to the Trustee, on or before May 15 in each calendar year in which any of the Debentures are outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a Certificate as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.


  SECTION 5.04.  TRUSTEE TO TRANSMIT ANNUAL REPORT TO DEBENTUREHOLDERS.
(a)The Trustee shall transmit to Debentureholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, commencing May 15, 2000, deliver to Debentureholders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).


       (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

  (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Debentures become listed on any stock exchange.

                              ARTICLE 6
    REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT

  SECTION 6.01. EVENTS OF DEFAULT DEFINED. (a) Whenever used herein with respect to Debentures of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

       (1) default in the payment of any installment of interest upon any of the Debentures of that series, as and when the same shall become due and payable, and continuance of such default for a period of 90 days; provided, however, that a valid extension of an interest payment period by the Company, in accordance with the terms of Debentures of that series established pursuant to Section 2.01 hereof, shall not constitute a default in the payment of interest for this purpose;

       (2) default (i) in the payment of the principal of (and premium, if any, on) any of the Debentures of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaring or otherwise, or (ii) in any payment required by any sinking or analogous fund established with respect to that series, and in the case of this clause (ii) only, continuance of such default for a period of 90 days;

       (3) failure on the part of the Company duly to observe or perform, in any material respect, any other of the covenants or agreements on the part of the Company with respect to that series contained in such Debentures or otherwise established with respect to that series of Debentures pursuant to Section 2.01 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Debentures other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures of that series at the time Outstanding;

       (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; or an involuntary case shall be commenced under such Code in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

       (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors; or

       (6) any other Event of Default provided with respect to Debentures of that series.

  (b) In each and every such case, unless the principal of all the Debentures of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders), may declare the principal of all the Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Debentures of that series or established with respect to that series pursuant to
Section 2.01 to the contrary notwithstanding. Payment of principal and interest on such Debentures shall remain subordinated to the extent provided in Article 14 notwithstanding that such amount shall become immediately due and payable as herein provided.


  (c) SECTION 6.01(b), however, is subject to the condition that if, at any time after the principal of the Debentures of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the principal of (and premium, if any, on) any and all Debentures of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Debentures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06 then and in every such case the holders of a majority in aggregate principal amount of the Debentures of that series then outstanding (subject to, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to that series of Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.


  (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

  (e) If, prior to a Security Exchange with respect to the Debentures of any series, a Default with respect to the Debentures of such series shall have occurred, the Company expressly acknowledges that under the circumstances set forth in the applicable Declaration of Trust, any holder of Preferred Securities of the applicable Trust may, to the fullest extent permitted by law, enforce directly against the Company the applicable Property Trustee's rights hereunder. In furtherance of the foregoing and for the avoidance of any doubt, the Company acknowledges that, under the circumstances described in the applicable Declaration of Trust, any such holder of Preferred Securities, in its own name, in the name of the applicable Trust or in the name of the holders of the Preferred Securities issued by such Trust, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the applicable Property Trustee's rights hereunder directly against the Company as issuer of the applicable series of Debentures, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company.

  SECTION 6.02. COVENANT OF COMPANY TO PAY TO TRUSTEE WHOLE AMOUNT DUE ON DEBENTURES ON DEFAULT IN PAYMENT OF INTEREST OR PRINCIPAL (AND PREMIUMS, IF
ANY).  (a) The Company covenants that (1) in case default shall be made in
(A) the payment of any installment of interest on any of the Debentures of a series and such default shall have continued for a period of 30 days, or (B) any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 90 days, or
(2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures of a series when the same shall have become due and payable, whether upon maturity of the Debentures of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures of that series, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and without duplication of any other amounts paid by the Company or the applicable Trust in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

  (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures of that series and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures of that series wherever situated the moneys adjudged or decreed to be payable.

  (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Debentures, or the creditors or property of either, the Trustee shall have the power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures of such series allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Debentures of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 7.06.

  (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures of that series, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Debentures of such series.

  In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

  SECTION 6.03. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to this Article with respect to a particular series of Debentures shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

    FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

    SECOND: To the payment of all Senior Debt of the Company if and to the extent required by Article 14;

    THIRD: To the payment of the amounts then due and unpaid upon Debentures of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

    FOURTH: The balance, if any, to the Person or Persons entitled thereto.

  SECTION 6.04. LIMITATION ON SUITS BY HOLDERS OF DEBENTURES. No holder of any Debenture of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Debentures of such series specifying such Event of Default, as hereinbefore provided,(ii) the holders of not less than 25% in aggregate principal amount of the Debentures of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder,(iii) shall have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby,(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Debentures of that series do not give the Trustee a direction inconsistent with the request; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture of such series with every other such taker and holder and Trustee, that no one or more holders of Debentures of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures of such series. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

  Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

  SECTION 6.05. REMEDIES CUMULATIVE; DELAY OR OMISSION IN EXERCISE OF RIGHTS NOT WAIVER OF DEFAULT.

  (a) All powers and remedies given by this Article 6 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

  (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

  SECTION 6.06.  RIGHTS OF HOLDERS OF MAJORITY IN PRINCIPAL AMOUNT OF
DEBENTURES TO DIRECT TRUSTEE AND TO WAIVE DEFAULTS. The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding, determined in accordance with Section 8.04 (with, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Debentures of any other series at the time Outstanding determined in accordance with Section 8.04 not parties thereto. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding affected thereby, determined in accordance with section 8.04 (with, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust), may on behalf of the holders of all of the Debentures of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of that series as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)), or a call for redemption of Debentures of that series. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

  SECTION 6.07. TRUSTEE TO GIVE NOTICE OF DEFAULTS KNOWN TO IT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall, within 90 days after the occurrence of a default with respect to a particular series, transmit by mail, first class postage prepaid, to the holders of Debentures of that series, as their names and addresses appear upon the Debenture Register, notice of all defaults with respect to that series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subsections (1), (2), (3), (4) and (5) of Section 6.01(a), not including any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (3) of Section 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Debentures of that series or in the payment of any sinking fund installment established with respect to that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Debentures of that series; provided further, that in the case of any default of the character specified in Section 6.01(a)(3) with respect to Debentures of such series no such notice to the holders of the Debentures of that series shall be given until at least 30 days after the occurrence thereof.

  The Trustee shall not be deemed to have knowledge of any default, except
(i) a default under subsection (a)(1) or (a)(2) of Section 6.01 as long as the Trustee is acting as paying agent for such series of Debentures or (ii) any default as to which a Responsible Officer of the Trustee shall have received written notice.

  SECTION 6.08. REQUIREMENTS OF AN UNDERTAKING TO PAY COSTS IN CERTAIN SUITS UNDER INDENTURE OR AGAINST TRUSTEE. All parties to this Indenture agree, and each holder of any Debentures by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the outstanding Debentures of any series, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture of such series, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

                           ARTICLE 7
                     Concerning the Trustee

  Section 7.01.  UPON EVENT OF DEFAULT OCCURRING AND CONTINUING, TRUSTEE
SHALL EXERCISE POWERS VESTED IN IT, AND USE SAME DEGREE OF CARE AND SKILL IN THEIR EXERCISE, AS PRUDENT INDIVIDUAL WOULD USE. (a) The Trustee, prior to the occurrence of an Event of Default with respect to Debentures of a series and after the curing of all Events of Default with respect to Debentures of that series which may have occurred, shall undertake to perform with respect to Debentures of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Debentures of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Debentures of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

       (1) prior to the occurrence of an Event of Default with respect to Debentures of a series and after the curing or waiving of all such Events of Default with respect to that series which may have occurred:

            (i) the duties and obligations of the Trustee shall with respect to Debentures of such series be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable with respect to Debentures of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Debentures of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

       (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

       (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures of any series at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures of that series;

       (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it; and

       (5) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

    SECTION 7.02. CERTAIN RIGHTS OF THE TRUSTEE. Except as otherwise provided in Section 7.01:

           (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof is specifically prescribed herein);

           (c) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

           (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Debentures (which has not been cured or waived) to exercise with respect to Debentures of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

           (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

           (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Debentures of the particular series affected thereby (determined as provided in Section 8.04); PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

           (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

           (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

    SECTION 7.03. TRUSTEE NOT LIABLE FOR RECITALS IN INDENTURE OR IN DEBENTURES. (a) The recitals contained herein and in the Debentures (other than the Certificate of Authentication on the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

    (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

    (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to
Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

    SECTION 7.04. TRUSTEE, PAYING AGENT OR DEBENTURE REGISTRAR MAY OWN DEBENTURES. The Trustee or any paying agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

    SECTION 7.05. MONEYS RECEIVED BY TRUSTEE TO BE HELD IN TRUST WITHOUT INTEREST. Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing to pay thereon.

    SECTION 7.06. TRUSTEE ENTITLED TO COMPENSATION, REIMBURSEMENT AND INDEMNITY. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee and its officers, agents, directors and employees for, and to hold them harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The provisions of this Section 7.06 shall survive the termination of this Indenture and resignation or removal of the Trustee.

    (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

    SECTION 7.07. RIGHT OF TRUSTEE TO RELY ON CERTIFICATE OF OFFICERS OF COMPANY WHERE NO OTHER EVIDENCE SPECIFICALLY PRESCRIBED. Except as otherwise provided in Sections 7.01 and 7.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

  SECTION 7.08. DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

    SECTION 7.09. REQUIREMENTS FOR ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars, and subject to supervision or examination by Federal, State, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

    SECTION 7.10.  RESIGNATION OF TRUSTEE AND APPOINTMENT OF SUCCESSOR.

    (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Debentures of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders of such series, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures of such series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures of such series, or any Debentureholder of that series who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

  (b)  In case at any time any of the following shall occur:

       (1)  the Trustee shall fail to comply with the provisions of Section
       7.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

       (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

       (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of removal, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures of such series, or any Debentureholder of that series who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

    (c) The holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding may at any time remove the Trustee with respect to such series and appoint a successor trustee.

    (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

    (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Debentures of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Debentures of any particular series.

    SECTION 7.11.  ACCEPTANCE BY SUCCESSOR TO TRUSTEE.

    (a) In case of the appointment hereunder of a successor trustee with respect to all Debentures, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

    (b) In case of the appointment hereunder of a successor trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which shall (1) contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates, (2) contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Debentures of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor trustee relates.

    (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, power and trusts referred to in paragraph (a) or (b) of this Section 7.11, as the case may be.

    (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

    (e) Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the successor trustee shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register.

    SECTION 7.12. SUCCESSOR TO TRUSTEE BY MERGER, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not made available for delivery, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

    SECTION 7.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein as though such resignation or removal, as the case may be, had not occurred.

                           ARTICLE 8
                   Concerning the Debentures

    SECTION 8.01. EVIDENCE OF ACTION BY DEBENTUREHOLDERS. Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures of that series in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Debentureholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

    SECTION 8.02. PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF DEBENTURES. Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Debentureholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner;

       (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

       (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

       (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

    SECTION 8.03. WHO MAY BE DEEMED OWNERS OF DEBENTURES. Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the person in whose name such Debenture shall be registered in the Debenture Register as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

    SECTION 8.04. DEBENTURES OWNED BY THE COMPANY OR CONTROLLED OR CONTROLLING COMPANIES DISREGARDED FOR CERTAIN PURPOSES. In determining whether the holders of the requisite aggregate principal amount of Debentures of a particular series have concurred in any direction, consent or waiver under this Indenture, Debentures of that series which are owned by the Company or any other obligor on the Debentures of that series or by any Subsidiary of the Company or of such other obligor on the Debentures of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures of such series which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

    SECTION 8.05.  INSTRUMENTS EXECUTED BY DEBENTUREHOLDERS BIND FUTURE
HOLDERS. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action, any holder of a Debenture of that series which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures of that series.

                                ARTICLE 9
                        SUPPLEMENTAL INDENTURES

    SECTION 9.01. PURPOSES FOR WHICH SUPPLEMENTAL INDENTURE MAY BE ENTERED INTO WITHOUT CONSENT OF DEBENTUREHOLDERS. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

       (a) to evidence the succession of another corporation or other entity to the Company, and the assumption by any such successor of the obligations of the Company contained herein or otherwise established with respect to the Debentures;

       (b) to add further covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures of all or any series as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures of such series to waive such default;

       (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not materially adversely affect the interests of the holders of the Debentures of any series;

       (d) to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination shall become effective only when there is no Debenture outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

       (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purposes;

       (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures;

       (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act;

       (h) to establish the form or terms of Debentures of any series as permitted by Section 2.01; or

       (i) to make any addition, change or elimination of any provision of this Indenture that does not adversely affect the rights of any Debentureholder in any material respect.

    The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

    Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.02.

    SECTION 9.02. MODIFICATION OF INDENTURE WITH CONSENT OF DEBENTUREHOLDERS. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected by such supplemental indenture or indentures at the time outstanding (and, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust) then outstanding and affected thereby.

    Upon the request of the Company, and upon the filing with the Trustee of evidence of the consent of Debentureholders (and, in the case of any series of Debentures held as trust assets of a Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Declaration of Trust of such Trust) required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

    It shall not be necessary for the consent of the Debentureholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

    Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders of all series affected thereby as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

    SECTION 9.03. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of
Section 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

    SECTION 9.04. DEBENTURES MAY BEAR NOTATION OF CHANGES BY SUPPLEMENTAL INDENTURES. Debentures of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed or traded, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures of that series then outstanding.

    SECTION 9.05. OPINION OF COUNSEL. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9.

                               ARTICLE 10
               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    SECTION 10.01. COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, and the Company shall not permit any other Person to consolidate with or merge into the Company, unless:

            (a) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entity are transferred or leased shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture; and

            (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

    SECTION 10.02. SUCCESSOR CORPORATION SUBSTITUTED. The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except in the case of a lease to another Person) the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Debentures and, in the event of such conveyance or transfer, any such predecessor corporation may be dissolved and liquidated.

    SECTION 10.03. OPINION OF COUNSEL. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

                                 ARTICLE 11
         SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

    SECTION 11.01. SATISFACTION AND DISCHARGE OF INDENTURE. (A) If at any time (a) the Company shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Debentures of any series Outstanding hereunder (other than Debentures of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Debentures of any series theretofore authenticated (other than any Debentures of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (c) (i) all the Debentures of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 11.04) or Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of, premium, if any, and interest on all Debentures of such series on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Debentures of such series; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Debentures of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Debentureholders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the holders of Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and
(vi) the obligations of the Company under Section 4.02) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of the Debentureholders to receive amounts in respect of principal of, premium, if any, and interest on the Debentures held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange or automated quotation system upon which the Debentures are listed or traded.
The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures of such series.

    (B) The following provisions shall apply to the Debentures of each series unless specifically otherwise provided in a Board Resolution or indenture supplemental hereto provided pursuant to Section 2.01. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures of a series on the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Debentures of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Debentures of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders of Debentures to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 4.02) and the Trustee, at the expense of the Company, shall at the Company's request, execute proper instruments acknowledging the same, if

       (a) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Debentures of such series (i) cash in an amount, or (ii) Governmental Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of, or premium, if any, and interest on all Debentures of such series on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Debentures of such series;

       (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

       (c) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Debentures of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

       (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with; and

       (e) no event or condition shall exist that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of, premium, if any, or interest on the Debentures of such series on the date of such deposit.

    SECTION 11.02. APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF DEBENTURES. Subject to Section 11.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Debentures of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

    SECTION 11.03. REPAYMENT OF MONEYS HELD BY THE PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Debentures of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Debentures shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

    SECTION 11.04. REPAYMENT OF MONEYS HELD BY THE TRUSTEE. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Debenture of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and a holder of the Debentures of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment series, shall at the expense of the Company, mail by first-class mail to holders of such Debentures at their addresses as they shall appear on the Debenture Register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    SECTION 11.05. INDEMNIFICATION RELATING TO GOVERNMENTAL OBLIGATIONS. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 11.01 or the principal or interest received in respect of such obligations.

                                 ARTICLE 12
    IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

    SECTION 12.01. INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF COMPANY EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                              ARTICLE 13
                       MISCELLANEOUS PROVISIONS

    SECTION 13.01. SUCCESSORS AND ASSIGNS OF COMPANY BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 13.02. ACTS OF BOARD, COMMITTEE OR OFFICER OF SUCCESSOR COMPANY VALID. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

    SECTION 13.03. SURRENDER OF POWERS OF THE COMPANY. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

    SECTION 13.04. REQUIRED NOTICES OR DEMANDS MAY BE SERVED BY MAIL. Except as otherwise expressly provided herein, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, Attention: Corporate Secretary. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

    SECTION 13.05. INDENTURE AND DEBENTURES TO BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to principles of conflicts of laws thereof).

    SECTION 13.06. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL TO BE FURNISHED UPON APPLICATION OR DEMANDS BY COMPANY; STATEMENTS TO BE INCLUDED IN EACH CERTIFICATE OR OPINION WITH RESPECT TO COMPLIANCE WITH CONDITION OR COVENANT.

    (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

    (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

    SECTION 13.07. PAYMENTS DUE ON SUNDAYS OR HOLIDAYS. Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

    SECTION 13.08. PROVISIONS REQUIRED BY TRUST INDENTURE ACT OF 1939 TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

    SECTION 13.09. INDENTURE MAY BE EXECUTED BY ITS COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

    SECTION 13.10. SEPARABILITY OF INDENTURE PROVISIONS. In case any one or more of the provisions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

    SECTION 13.11. ASSIGNMENT BY COMPANY TO A SUBSIDIARY OR AFFILIATE. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a Subsidiary or an Affiliate of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations.

Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto (other than pursuant to Article 10).

    SECTION 13.12.  HOLDERS OF PREFERRED SECURITIES AS THIRD PARTY
BENEFICIARIES OF THE INDENTURE; HOLDERS OF PREFERRED SECURITIES MAY INSTITUTE LEGAL PROCEEDINGS AGAINST THE COMPANY IN CERTAIN CASES. The Company acknowledges that, prior to a Security Exchange with respect to Debentures of any series held as trust assets of a Trust, if the Property Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the Debentures of a series held as trust assets of such Trust, any holder of the Preferred Securities of such Trust may in accordance with the provisions of the Declaration of Trust of such Trust, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other Person; PROVIDED that, if an Event of Default has occurred and is continuing and such event is attributed to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Holder Direct Action") on or after the respective due date specified in the Debentures. In connection with such Holder Direct Action, the Company shall be subrogated to the rights of such holder of Preferred Securities to the extent of any payment made by the Company to such holders of Preferred Securities in such Holder Direct Action. Except as provided in the preceding sentences, the holders of Preferred Securities of such Trust shall not be able to exercise directly any other remedy available to the holders of the Debentures.


                                   ARTICLE 14
                          SUBORDINATION OF DEBENTURES

    SECTION 14.01. AGREEMENT TO SUBORDINATE. The Company covenants and agrees, and each Debentureholder issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 14; and each person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees to be bound by such provisions.

    The payment by the Company of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

    No provision of this Article 14 shall prevent the occurrence of any Default or Event of Default hereunder.

    SECTION 14.02. DEFAULT ON SENIOR DEBT. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt, or in the event that the maturity of any Senior Debt has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Debentures until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged or paid in full.

    In the event of the acceleration of the maturity of the Debentures, then no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Debentures until the holders of all Senior Debt outstanding at the time of such acceleration shall receive payment in full of such Senior Debt (including any amounts due upon acceleration).

    In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Debentureholder when such payment is prohibited by the preceding paragraphs of this Section 14.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

    SECTION 14.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or cash equivalents, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Debentures, and upon any such liquidation, dissolution, winding up, receivership, reorganization, assignment, marshaling or proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Debentureholders or the Trustee under this Indenture would be entitled, except for the provisions of this Article 14, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Debentureholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full (including, without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest, in any such proceedings), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures or to the Trustee under this Indenture.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the holders of the Debentures before all Senior Debt is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

    For purposes of this Article 14, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article 14 with respect to the Debentures) to the payment of all Senior Debt which may at the time be outstanding; PROVIDED, that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 10 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 10. Nothing in Section 14.02 or this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Article 7, except as provided therein. This Section shall be subject to the further provisions of Section 14.06.

    SECTION 14.04. SUBROGATION OF DEBENTURES. Subject to the payment in full of all Senior Debt, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Debentures or the Trustee on their behalf would be entitled except for the provisions of this Article 14 and no payment over pursuant to the provisions of this
Article 14 to the holders of Senior Debt by holders of the Debentures or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Debentureholders pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article 14 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Debt, on the other hand.

    Nothing contained in this Article 14 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Debenture or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 14 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee, subject to the provisions of Article 7, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up, receivership, reorganization, assignment or marshaling proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

    SECTION 14.05. AUTHORIZATION BY DEBENTUREHOLDERS. Each holder of a Debenture by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 14 and appoints the Trustee his attorney-in-fact for any and all such purposes.

    SECTION 14.06. NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article 14. Regardless of anything to the contrary contained in this Article 14 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing at its principal Corporate Trust Office to that effect signed by an officer of the Company, or by a holder or agent of a holder of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which Senior Debt shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to the provisions of Article 7, be entitled to assume that no such facts exist; PROVIDED, HOWEVER, that if on a date at least three Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Debenture) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 14.06, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

    The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 14, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

    SECTION 14.07. TRUSTEE'S RELATION TO SENIOR DEBT. The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent, of any of its rights as such holder. Nothing in this
Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Article 7.

    With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 14, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of
Article 7, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to holders of Debentures, the Company or any other person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 14 or otherwise.

    SECTION 14.08. NO IMPAIRMENT TO SUBORDINATION. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Debentureholders, without incurring responsibility to the Debentureholders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the holders of the Debentures to the holders of such Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any Person liable in any manner for the collection of such Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

    SECTION 14.09. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 14 shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 14 in addition to or in place of the Trustee.

    SECTION 14.10. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Section 11.02 of this Indenture by the Trustee for the payment of principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 14, and none of the

Debentureholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

    Wilmington Trust Company, as Trustee, hereby accepts the trust in this Indenture declared and provided, upon the terms and conditions herein above set forth.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                          POGO PRODUCING COMPANY


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          WILMINGTON TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                          By
                                             ------------------------------
                                             Name:
                                             Title: